Exhibit 99.1

VAALCO ENERGY ANNOUNCES THE PUBLICATION OF THE PROSPECTUS IN CONNECTION WITH STRATEGIC BUSINESS COMBINATION WITH TRANSGLOBE

HOUSTON – October 11, 2022 – VAALCO Energy, Inc. (NYSE: "EGY"; LSE: "EGY") ("VAALCO" or the "Company") is pleased to confirm that its prospectus (the "Prospectus") has been approved by the Financial Conduct Authority (the "FCA") and published by the Company today, Tuesday, 11 October 2022, on its website at www.vaalco.com. The Prospectus relates to the re-admission of shares of VAALCO’s common stock, par value $0.10 per share, and admission of the consideration shares of common stock, par value $0.10 per share (collectively the “Shares”) to the standard segment of the Official List of the FCA and to trading on the main market of the London Stock Exchange (together, the “Admission”), in connection with the previously announced combination with TransGlobe Energy Corporation (AIM & TSX: "TGL" & NASDAQ: "TGA") ("TransGlobe") (the "Transaction").

It is expected that Admission will become effective and that dealings in the Company's Shares on the main market under the ticker “EGY” will commence at 8.00 a.m. BST on 14 October 2022.  Further details of the expected timetable of principal events are set out below.

A copy of the Prospectus is being submitted to the National Storage Mechanism and will be available for inspection (subject to securities laws) at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

Stifel, Nicolaus & Company, Incorporated ("Stifel") is acting as sole financial adviser and Mayer Brown International LLP, and Osler, Hoskin & Harcourt LLP are acting as legal counsel to the Company in relation to the Admission.

Expected Timetable of Principal Events

The dates given in the table below are indicative only and are based on VAALCO's current expectations and may be subject to change without notice. All times shown in this Prospectus are Eastern Time unless otherwise stated. The expected timetable of principal events set out below assumes that all conditions to the arrangement will be satisfied on or prior to October 13, 2022.

October 11, 2022	VAALCO publishes its prospectus
October 11, 2022 at 2:30 PM (Calgary time)	Court hearing in respect of the final order
October 13, 2022 at close of business (London Time)	TransGlobe’s depositary interests in CREST disabled
October 13, 2022 at 11:00 PM (Calgary Time)	Effective Time of the arrangement
October 14, 2022 at 7:00 AM (London Time)	Trading of TransGlobe common shares on AIM cancelled
October 14, 2022 at 8:00 AM (London Time)	VAALCO’s existing shares re-admitted to trading, and consideration shares admitted to trading, on the Standard Listing segment of the Official List and to the LSE
October 14, 2022 at 9:30 AM	TransGlobe common shares delisted on Nasdaq
Within two days following receipt by the TSX of the required documents relating to the completion of the arrangement	TransGlobe common shares delisted from TSX

Enquiries:

VAALCO Investor Contact

Al Petrie	+1 713 543 3422

Chris Delange

VAALCO Financial Advisor

Stifel, Nicolaus & Company, Incorporated	+44 20 7710 7600

Callum Stewart

Simon Mensley

VAALCO Financial PR

Buchanan	+44 20 7466 5000	VAALCO@buchanan.uk.com

Ben Romney

Chris Judd

Forward Looking Statements

This document includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements may include statements related to: (i) the proposed Transaction, and its expected terms, timing and closing, including receipt of required approvals, if any, satisfaction of other customary closing conditions; (ii) expectations regarding the listing of the Shares on the London Stock Exchange; and (iii) expectations regarding the delisting of TransGlobe’s common shares from each of the AIM, the TSX and Nasdaq.  These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control.  These risks include, but are not limited to: the ability to obtain regulatory approvals (if any) in connection with the proposed arrangement; the ability to complete the proposed arrangement on the anticipated terms and timetable; the possibility that various closing conditions for the arrangement may not be satisfied or waived; and other risks described (i) under the caption “Risk Factors” in VAALCO’s 2021 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 11, 2022 and VAALCO’s Second Quarter Quarterly Report on Form 10-Q, filed with the SEC on August 10, 2022; and (ii) in TransGlobe’s 2021 Annual Report on Form 40-F, filed with the SEC on March 17, 2022. More information on potential factors that could affect VAALCO’s or TransGlobe’s ability to complete the proposed Transaction were included in the preliminary and the definitive proxy statements that VAALCO has filed with the SEC in connection with VAALCO’s solicitation of proxies for the meeting of stockholders held to approve, among other things, the issuance of the consideration shares in connection with the proposed Transaction. There may be additional risks that VAALCO does not presently know, or that VAALCO currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect VAALCO’s expectations, plans or forecasts of future events and views as of the date of this announcement. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. No obligation is being undertaken to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

No Offer or Solicitation

This document shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transaction.  This document is for information purposes only and shall not constitute a recommendation to participate in the Transaction or to purchase any securities.  This document does not constitute an offer to sell or issue, or the solicitation of an offer to buy, acquire or subscribe for any securities in any jurisdiction, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or by means of a prospectus approved by the Financial Conduct Authority, or an exemption therefrom.